Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Evan Smith / Theresa Kelleher (212) 850-5600 wst@fd.com

West Pharmaceutical Services Updates Annual Guidance

- Maintains EPS Outlook Excluding Discrete Tax Items -

Lionville, PA October 4, 2007 – West Pharmaceutical Services, Inc. (NYSE: WST) today provided an update to its full year 2007 guidance. The Company is maintaining its full year revenue guidance at $1 billion, and its earnings per share guidance at between $2.27 and $2.37 per diluted share excluding discrete tax items. The Company expects to recognize in the third quarter a net discrete tax charge of up to $0.06 per diluted share as a result of changes in its estimates of tax obligations not related to current year operating results, which amount would offset the $0.06 of discrete tax benefits recognized in the second quarter of 2007.

The Company is issuing this release in order to clarify the status of its annual guidance. The Company anticipates reporting its results for the three and nine-month periods ended September 30, 2007, and will provide any further updates and details relating to guidance in its quarterly earnings release and analyst call, on November 1, 2007.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Safe Harbor Statement

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and forecasts. Statements that are not historical facts, including statements that are preceded by, followed by, or that include, words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning are forward-looking statements. West’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect our current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to known or unknown risks or uncertainties, and therefore, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may affect future results include, but are not limited to, the following: sales demand and our ability to meet that demand; customers’ changes to inventory requirements and manufacturing plans that alter existing orders or ordering patterns for our products; the timing, regulatory approval and commercial success of customer products that incorporate our products, including specifically, the Exubera® Inhalation-Powder insulin device; maintaining or improving production efficiencies and overhead absorption; the timeliness and effects of capacity expansions, including the effects of delays associated with construction, availability and cost of capital goods, and necessary internal, governmental and customer approvals; dependence on third-party suppliers and partners, including our Japanese partner Daikyo Seiko, Ltd.; the availability of labor to meet increased demand; competition from other providers; the timely and successful negotiations of sales contracts with four of the Company’s largest customers during the second half of 2007; average profitability, or mix, of products sold in any reporting period; strength of the U.S. dollar in relation to other currencies; interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials and key bought-in components and finished products; raw-material price escalation, particularly petroleum-based raw materials, and our ability to pass raw-material cost increases on to customers through price increases; changes in tax law or loss of beneficial tax incentives; the conclusion of unresolved tax positions consistent with currently expected outcomes; and, other risks and uncertainties detailed in West’s filings with the Securities and Exchange Commission, including our Registration Statement on Form 10-K filed with the SEC on March 1, 2007. You should evaluate any statement in light of these important factors.

Exubera® is a registered trademark of Pfizer, Inc.